Exhibit 10.5

May 9, 2011

Mr. Charles J. Chasion

Conatus Pharmaceuticals Inc.

4365 Executive Drive, Suite 200

San Diego, CA 92121

RE: Lease Amendment –	Conatus Pharmaceuticals Inc. 4365 Executive Drive, Suite 200 San Diego, CA 92121

Dear Charles:

Enclosed for your records is a fully-executed Second Amendment to Lease for the above-referenced premises.

Should you have any questions regarding the day-to-day operations of the building or services available at The Plaza, please call your property manager, Cindy Devlin, at (858) 658-7706 or do not hesitate to call me at (858) 658-7743.

The Irvine Company LLC is pleased you selected The Plaza for your continued office needs. We look forward to continuing a mutually beneficial business relationship with servicing the office needs of Conatus Pharmaceuticals Inc. in the future.

Sincerely,

/s/ Scott Diggs

Scott Diggs

Lic. 01368593

Leasing Director

Irvine Realty Company

As agent for Landlord

:TF

c:	Cindy Devlin, Property Manager

Enclosures

4365 Executive Drive, Suite 100, San Diego, CA 92121 858.658.7740

SECOND AMENDMENT

THIS SECOND AMENDMENT (the “Amendment”) is made and entered into as of May 2, 2011, by and between PACIFICA TOWER LLC, a Delaware limited liability company (“Landlord”) and CONATUS PHARMACEUTICALS INC., a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord (as successor in interest to EOP-Plaza at La Jolla, L.L.C., a Delaware limited liability company) and Tenant are parties to that certain lease dated April 7, 2006, which lease has been previously amended by a First Amendment dated November 30, 2009 (“First Amendment”) (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 5,349 rentable square feet (the “Premises”) described as Suite No. 200 on the 2nd floor of the building located at 4365 Executive Drive, San Diego, California, 92121 (the “Building”).

B.	The Lease by its terms shall expire on June 30, 2011 (“Second Prior Termination Date”), and the parties desire to extend the Term of the Lease, all on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.	Extension. The Term of the Lease is hereby extended and shall expire on June 30, 2012 (“Second Extended Termination Date”), unless sooner terminated in accordance with the terms of the Lease. That portion of the Term commencing the day immediately following the Second Prior Termination Date (“Second Extension Date”) and ending on the Second Extended Termination Date shall be referred to herein as the “Second Extended Term”.

II.	Base Rent. As of the Second Extension Date, the schedule of Base Rent payable with respect to the Premises during the Second Extended Term is the following:

Months of Term or Period	Monthly Rate Per Square Foot	Monthly Base Rent
7/1/11 – 6/30/12	$2.35	$12,570.00

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

III.	Expenses and Taxes. For the period commencing on the Second Extension Date and ending on the Second Extended Termination Date, Tenant shall be obligated to pay Tenant’s Pro Rata Share of Expenses and Taxes accruing in connection with the Premises in accordance with the terms of the Lease, as amended.

IV.	Additional Security Deposit. No additional security deposit shall be required in connection with this Amendment.

V.	Improvements to Premises.

A.	Condition of Premises. Tenant is in possession of the Premises and accepts the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

B.	Any construction, alterations or improvements to the Premises shall be performed by Tenant at its sole cost and expense using contractors selected by Tenant and approved by Landlord and shall be governed in all respects by the provisions of Section 8.02 of the Lease.

VI.	Parking. Notwithstanding any contrary provision in Exhibit E to the Lease, “Parking Agreement” as amended, effective as of the Second Extension Date, Landlord shall lease to Tenant, and Tenant shall lease from Landlord, a minimum of 4, but no more than 13, non-reserved parking spaces and 4 reserved parking spaces at the following rates: (i) $50.00 per non-reserved stall per month utilized, and (ii) $175.00 per reserved stall per month through the Second Extended Term. Thereafter, the stall charge shall be at Landlord’s scheduled parking rates from time to time.

VII.	SDN List. Tenant hereby represents and warrants that neither Tenant nor any officer, director, employee, partner, member or other principal of Tenant (collectively, “Tenant Parties”) is listed as a Specially Designated National and Blocked Person (“SDN”) on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control (OFAC). In the event Tenant or any Tenant Party is or becomes listed as an SDN, Tenant shall be deemed in breach of this Lease and Landlord shall have the right to terminate the Lease immediately upon written notice to Tenant.

VIII.	Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

A.	Payment and Notice. Landlord’s addresses for payment of rent and notices in accordance with Article I, Item 13 (Basic Lease Provisions) shall be deleted in their entirety and the following substituted in lieu thereof:

“Pacifica Tower LLC

Department #6974

Los Angeles, CA 90084-6974

Notice Address:

Pacifica Tower LLC,

c/o The Irvine Company LLC

4365 Executive Drive, Suite 100

San Diego, CA 92121

Attn: Property Manager

with a copy of notices to:

THE IRVINE COMPANY LLC

P.O. Box 6370

Newport Beach, CA 92658-6370

Attn: Senior Vice President, Operations,

 Office Properties/San Diego”

B.	Deleted Provision. Effective as of the date hereof, Article IX, Section 1 (Right to Extend) of the First Amendment shall be deleted in its entirety and of no further force and effect.

X.	GENERAL.

A.	Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B.	Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant and can be changed only by a writing signed by Landlord and Tenant. There have been no additional oral or written representations or agreements. Linder no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

C.	Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

D.	Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E.	Authority. If Tenant is a corporation, limited liability company or partnership, or is comprised of any of them, each individual executing this Amendment for the corporation, limited liability company or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of such entity and that this Amendment is binding upon such entity in accordance with its terms.

F.	Attorneys’ Fees. The provisions of the Lease respecting payment of attorneys’ fees shall also apply to this Amendment.

G.	Execution of Amendment. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

H.	Nondisclosure of Terms. Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:		TENANT:

PACIFICA TOWER LLC,		CONATUS PHARMACEUTICALS INC.,
a Delaware limited liability company		a Delaware corporation

By:	/s/ Steven M. Case	By:	/s/ Steven J. Mento

	Steven M. Case	Printed Name:	Steven J. Mento
	Executive Vice President	Title:	Pres. & CEO
Office Properties

By:	/s/ Michael T. Bennett	By:	/s/ Charles J. Cashion

	Michael T. Bennett	Printed Name:	Charles J. Cashion
	Senior Vice President, Operations	Title:	SRVP & CFO
Office Properties

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